Exhibit 10.2

Final Form

ENGENE VOTING AGREEMENT

This enGene Voting Agreement (this “Agreement”) is made as of May 16, 2023, by and among enGene Holdings Inc., a company incorporated under the laws of Canada that intends to continue to a company governed by the Business Corporations Act (British Columbia) (the “Company”), Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), and the undersigned shareholders (collectively, the “Voting Parties” and each a “Voting Party”) of enGene Inc., a company incorporated under the laws of Canada (“enGene”).

WHEREAS, concurrently with the execution and delivery of this Agreement, FEAC, enGene, the Company and certain other persons party thereto are entering into a Business Combination Agreement (as the same may be amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, among other things FEAC, enGene and the Company agreed to effect the Transactions set forth therein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of enGene beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised options or warrants, but including any shares of stock acquired upon exercise of such options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of enGene acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein have the respective meanings assigned to them in the Business Combination Agreement.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to FEAC, severally and not jointly, with respect to such Voting Party and such Voting Party’s Beneficial Ownership of its Voting Shares set forth on Annex A as follows:

(a) Authority. Voting Party has all requisite power and authority and legal capacity to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

(b) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s Governing Documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

(d) Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, each Voting Party (i) Beneficially Owns its Voting Shares free and clear of all Liens (other than transfer restrictions under applicable securities laws) and (ii) has the sole power to vote or cause to be voted its Voting Shares. Except pursuant hereto and pursuant to (A) enGene’s Governing Documents, (B) that certain Third Amended and Restated Majority Shareholders Agreement, dated as of June 30, 2021, by and between enGene and the shareholders named therein (the “Shareholders Agreement”), (C) that certain Second Amended and Restated Registration Rights Agreement, dated as of June 30, 2021, by and between enGene and the shareholders named therein (the “Registration Rights Agreement”), (D) the enGene Lock-up Agreement, dated as of even date herewith, by and between enGene, the Company, FEAC and the Voting Parties (the “enGene Lock-up Agreement”) and (E) any agreement granting equity or equity-based compensation awards (collectively with the Shareholders Agreement and the Registration Rights Agreement, the “Company Affiliate Agreements”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions and there are no voting trusts or voting agreements with respect to the Voting Shares. Voting Party does not Beneficially Own or otherwise have any direct or indirect interest in (i) any Voting Shares, other than the Voting Shares set forth on Annex A or (ii) any options, warrants or other rights to acquire any additional common shares, or vote any common shares, or any other equity interests, of enGene (“enGene Shares”) or any security exercisable or exchangeable for or convertible into enGene Shares, other than as set forth on Annex A.

(e) No Litigation. There is no Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to impair or adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

(f) Business Combination Agreement. Each Voting Party understands and acknowledges that FEAC, enGene and the Company are entering into the Business Combination Agreement in reliance upon such Voting Party’s execution and delivery of this Agreement. Such Voting Party has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

3. Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.

(a) Prior to the earlier of (x) date on which this Agreement is terminated in accordance with its terms and (y) the Closing Date (the “Voting Period”), each Voting Party shall, at any meeting (or in connection with any request for action by written consent) of the shareholders of enGene at which the matters described in clauses (i) and (ii) below are considered and at every adjournment or postponement thereof, (x) cause the Voting Shares that such Voting Party Beneficially Owns to be counted as present thereat for the purpose of establishing a quorum, (y) vote or cause to be voted the Voting Shares that such Voting Party Beneficially Owns and (z) execute a written consent or consents if shareholders of enGene are requested to vote their shares through the execution of an action by written consent, in each case to the extent such Voting Shares are entitled to vote thereon pursuant to enGene’s Governing Documents: (i) in favor of (A) the approval, consent, ratification and adoption of the Company Arrangement Resolution and the Transactions, (B) any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval, consent, ratification and adoption of the Company Arrangement Resolution and the Transactions, and (C) any other matter reasonably necessary to the consummation of the Transactions and the other matters contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of enGene; and (ii) against (other than as contemplated by the Transactions) (A) any proposal or offer from any Person (other than FEAC or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving enGene, (2) the issuance or acquisition of shares of capital stock or other equity securities of enGene, or (3) the sale, lease, exchange or other disposition of any significant portion of enGene’s properties or assets; (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant or obligation of enGene set forth in the Business Combination Agreement, or in any representation or warranty of enGene set forth in the Business Combination Agreement becoming inaccurate; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of enGene’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of shares of enGene (including any amendments to the Governing Documents), except as contemplated by this Agreement, the Business Combination Agreement or the Transactions.

(b) During the term of this Agreement, each Voting Party irrevocably and unconditionally consents to the details of this Agreement being set out in the materials to be submitted to the Court in connection with the Arrangement and in the Company Information Circular to be prepared in connection with the Company Shareholders Meeting and for the form of this Agreement to be filed with the SEC and any other Governmental Entity, in connection with the Transactions.

(c) Each Voting Party hereby appoints each of Jason Hanson and Anthony Cheung, acting individually, and any designee of either of them, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a) hereof. This proxy and power of attorney is given to secure the performance of the duties of Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4. No Voting Trusts or Other Arrangement. During the Voting Period, each Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares except as contemplated in this Agreement or the Business Combination Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Certain Covenants of Voting Party; Transfer and Encumbrance. During the Voting Period, each Voting Party will not, (a) directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, hedge, swap, convert, pledge or otherwise dispose of or encumber (“Transfer”) any of such Voting Party’s Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such Voting Party’s Voting Shares or Voting Party’s voting or economic interest therein, (b) publicly announce any intention to effect any transaction specified in clause (a), (c) knowingly take any action that would make any representation or warranty of such Voting Party contained herein untrue or inaccurate, or have the effect of preventing or disabling such Voting Party from performing its obligations under this Agreement, or (d) take any action, nor permit its representatives to take any action, to contest, oppose or interfere with the Company’s application pursuant to Section 192 of the CBCA for the Interim Order or the Final Order or to otherwise contest or oppose the Arrangement before any Governmental Entity, or to solicit proxies or become a participant in a solicitation in opposition to or competition with the Company Arrangement Resolution or the Transactions. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party in compliance with Section 2(b) of the enGene Lock-up Agreement; provided, however, that in each case, the applicable transferees enter into a written joinder to this Agreement in form and substance reasonably acceptable to FEAC and enGene by which such applicable transferees agree to be bound by this Agreement.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (a) waives to the fullest extent permitted by Law, and agrees not to assert or perfect, any rights of appraisal or rights to dissent (as applicable, or any similar rights) from the Transactions that Voting Party may have by virtue of ownership of the Voting Shares, including the Dissent Rights, and (b) agrees not to commence or participate in any claim, derivative or otherwise, against FEAC, the Company or enGene or the members of their respective Boards of Directors relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Transactions, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Board of Directors of FEAC, the Company or enGene in connection with this Agreement, the Business Combination Agreement or the Transactions.

7. Exercise of Rights. Each Voting Party shall not exercise any registration rights or other rights (solely to the extent such right would prevent, impede, or delay or be inconsistent with the Transactions) granted pursuant to the Company Affiliate Agreements with respect to any Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof, other than in compliance with this Agreement.

8. Additional Matters. Each Voting Party shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as FEAC, enGene or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Business Combination Agreement and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Governing Documents of enGene or the CBCA which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Transactions.

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing Date and (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any breach of this Agreement occurring prior to termination and the provisions of Sections 11 through 14 shall survive any termination of this Agreement.

10. No Agreement as Director or Officer. Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any Affiliate, securityholder, partner, director, officer or employee of Voting Party) in his, her or its capacity as a director or officer of enGene or the Company. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any Affiliate, partner or employee of Voting Party) from exercising his or her fiduciary duties as an officer or director to enGene, the Company or their respective Subsidiaries.

11. Specific Enforcement. The parties hereto agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity, (c) it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties, (d) the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief, and (e) in the event of any action by any other party for specific performance or injunctive relief, the first party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

12. Entire Agreement. This Agreement and the Business Combination Agreement (and the agreements delivered concurrently herewith pursuant to the Business Combination Agreement) together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to the Voting Parties, to such person’s address

of record a set forth on Annex A hereto.

with a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

101 Park Ave.

New York, NY 10178-0060

United States

Attn: Howard A. Kenny

Email: howard.kenny@morganlewis.com

and with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite

2600, Three Bentall Centre,

Vancouver, British Columbia V7X 1L3

Canada

Attn: Joseph Garcia

Email: joseph.garcia@blakes.com

if to FEAC to:

Forbion European Acquisition Corp.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Attention: Cyril Lesser

E-mail: Cyril.Lesser@forbion.com

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

United Kingdom

Attention: Leo Borchardt

Email: leo.borchardt@davispolk.com

and with a copy (which shall not constitute notice) to:

Stikeman Elliot LLP

5300 Commerce Court West

199 Bay Street

Toronto Ontario M5L 1B9

Canada

Attention: Daniel Borlack

Email: dborlack@stikeman.com

14. Miscellaneous.

(a) Section 8.3 (Amendment), Section 8.5 (Governing Law), Section 8.13 (Extension; Waiver), Section 8.14 (Waiver of Jury Trial), Section 8.15 (Submission to Jurisdiction) and Section 8.17 (Trust Account Waiver) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

(b) In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(c) Each Voting Party acknowledges that it has been advised to seek independent legal advice with respect to this Agreement and that it has either obtained such advice or consciously determined that it does not need such advice and that, in either case, it is entering into this Agreement of its own free will, under no compulsion or duress and that it understands and is aware of the terms and conditions hereof.

(d) This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when multiple counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

(e) The titles and captions in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Other than Transfers permitted by a Voting Party pursuant to Section 5, and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

COMPANY:

ENGENE HOLDINGS INC.

By:
Name:
Title:

FEAC:

FORBION EUROPEAN ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to enGene Voting Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

VOTING PARTIES:

[NAME]

By:
Name:
Title:

[ Voting Parties Signature Page to Company Voting Agreement]

Annex A

Voting Interests

[Annexed]